Signet Student Loan Trust 1996-A
Statement to Noteholders and Certificateholders
Interest Payment Date:              11/25/97
Reporting Period:                   10/1/97-10/31/97
------------------------------------------------------------------------------------------------------------------------------------
I.        Deal Parameters

          -------------------------------------------------------------------------------------------
      A   Student Loan Portfolio Characteristics                     11/1/96           10/31/97
          -------------------------------------------------------------------------------------------
          -------------------------------------------------------------------------------------------
          I   Principal Balance                                      399,468,977.20    349,736,414.04
          ii  Interest to be Capitalized                               5,121,821.58      3,603,068.69
                                                               --------------------------------------
          iii Pool Balance                                           404,590,798.78    353,339,482.73

      B   I   Weighted Average Coupon (WAC)                                  8.3280%           8.4024%
          ii  Weighted Average Remaining Term                                130.43            128.20
          iii Number of Loans                                               103,208            93,585
          iv  Number of Borrowers                                            50,613            46,175
          -------------------------------------------------------------------------------------------



          ---------------------------------------------------------------------------------------------------------------------
      C   Notes and Certificates                   Spread       Balance          % of Pool      Balance               % of Pool
                                                                12/27/96                        11/25/97
          ---------------------------------------------------------------------------------------------------------------------
          I   Class A-1 Notes       82668P AA3      0.09%   $ 252,000,000.00      58.819%   $ 193,140,009.20           52.260%
          ii  Class A-2 Notes       82668P AB1      0.15%   $ 161,439,000.00      37.681%   $ 161,439,000.00           43.682%
          iii Certificates          82668P AC9      0.45%    $ 14,996,000.00       3.500%   $  14,996,000.00            4.058%
          =====================================================================================================================
          iv  Total Notes and Certificates                  $ 428,435,000.00     100.000%   $ 369,575,009.20          100.000%
          =====================================================================================================================

      D   Reserve Account                                                 12/27/96                           11/25/97
          I   Reserve Account Initial Deposit ($)                      $ 6,317,145.00
          ii  Specified Reserve Account Balance ($)                    $ 6,317,145.00                     $ 5,402,309.26
          iii Current Reserve Account Balance($)                       $ 6,317,145.00                     $ 5,512,570.86

      E   Pre-Funding Account                                             12/27/96                           11/25/97
          I   Pre-Funding Account Initial Deposit ($)                 $ 16,552,201.22
          ii  Current Pre-Funding Account Balance ($)                 $ 16,552,201.22                     $ 6,411,038.01

          --------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
II.           Transactions from:       10/1/97  through        10/31/97

      A   Student Loan Principal Activity
          I   Regular Principal Collections                             $4,741,903.16
          ii  Principal Collections from Guarantor                      $2,608,593.20
          iii Principal Reimbursements from Seller and/or Servicer        $102,253.11
          iv  New Serial Loan Purchases (1)                                     $0.00
          v   Liquidation Proceeds (principal)                                  $0.00
          vi  Recoveries                                                        $0.00
          vii Other System Adjustments                                          $0.00
                                                                 --------------------
          viiiTotal Principal Collections                               $7,452,749.47


      B   Student Loan Non-Cash Principal Activity
          I   Capitalized Interest                                       ($369,753.60)
          ii  Realized Losses                                                   $0.00
          iii Other Adjustments                                            ($1,230.02)
                                                                 --------------------
          iv  Total Non-Cash Principal Activity                          ($370,983.62)


          ---------------------------------------------------------------------------
      C   Total Student Loan Principal Activity                         $7,081,765.85
          ---------------------------------------------------------------------------


      D   Student Loan Interest Activity
          I   Regular Interest Collections                              $1,616,038.32
          ii  Interest Claims Received from Guarantors                    $174,544.63
          iii Interest Reimbursements from Seller and/or Servicer           $7,638.47
          iv  Liquidation Proceeds (interest)                                   $0.00
          v   Other Systems Adjustments                                         $0.00
          vi  Special Allowance Payments                                        $0.00
          vii Subsidy Payments                                                  $0.00
                                                                 --------------------
          viiiTotal Interest Collections                                $1,798,221.42


      E   Student Loan Non-Cash Interest Activity
          I   Interest Accrual Adjustment                                   $3,466.24
          ii  Capitalized Interest                                        $369,753.60
                                                                 --------------------
          iii Total Non-Cash Interest Adjustments                         $373,219.84


          ---------------------------------------------------------------------------
      F   Total Student Loan Interest Activity                          $2,171,441.26
          ---------------------------------------------------------------------------

      (1) No new Serial Loans were purchased during the current Monthly Collection Period.


-----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
III.      Collection Account Activity

      A   Principal Collections
          I   Principal Payments Received--Cash                                           $7,350,496.36
          ii  Cash Forwarded by Administrator on behalf of Seller and/or Servicer           $102,253.11
                                                                                     ------------------
          iii Total Principal Collections                                                 $7,452,749.47

      B   Interest Collections
          I   Interest Payments Received--Cash                                            $1,790,582.95
          ii  Cash Forwarded by Administrator on behalf of Seller and/or Servicer             $7,638.47
          iv  Cash Forwarded by Eligible Lender for Special Allowance and
                 Subsidy Payments                                                                 $0.00
                                                                                     ------------------
          v   Total Interest Collections                                                  $1,798,221.42

      C   Capitalized Interest Amount                                                       $369,753.60

      D   Investment Earnings                                                               $145,187.06

      E   TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT                                   $9,765,911.55

      F   Servicing Fees Due for Current Monthly Collection Period                          $375,263.09

      G   Unpaid Servicing Fees due from Prior Monthly Collection Periods                         $0.00

      H   Administration Fees Due for Current Monthly Collection Period                      $12,008.42

      I   Unpaid Administration Fees Due from Prior Monthly Collection Periods                    $0.00

          ---------------------------------------------------------------------------------------------
      J   Total Fees Due for Period                                                         $387,271.51
          ---------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
IV.      Portfolio Characteristics

                     --------------------------------------------------------------------------------------------------------------
                                 Weighted Average Coupon               # of Loans                                       %
-----------------------------------------------------------------------------------------------------------------------------------
                                 10/31/97       9/30/97        10/31/97           9/30/97                10/31/97           9/30/97
-----------------------------------------------------------------------------------------------------------------------------------
STATUS:
In School                         8.0348%       8.0298%          3,144              3,073                 3.3595%           3.2317%
Grace                             8.0216%       8.0321%          1,304              1,368                 1.3934%           1.4386%
Repayment
   Current                        8.4305%       8.4207%         57,887             59,197                61.8550%          62.2537%
   31-60 Days                     8.4357%       8.4318%          4,311              4,238                 4.6065%           4.4568%
   61-90 Days                     8.4259%       8.4115%          2,135              2,390                 2.2813%           2.5134%
   91-120 Days                    8.4396%       8.4179%          1,587              1,847                 1.6958%           1.9424%
   > 120 Days                     8.4374%       8.4528%          2,147              1,591                 2.2942%           1.6732%
                     --------------------------------------------------------------------------------------------------------------
   Total Repayment                8.4313%       8.4215%         69,062             70,952                73.7960%          74.6156%

Deferment                         8.3639%       8.3631%         12,327             11,830                13.1720%          12.4408%
Forbearance                       8.4001%       8.3978%          7,748              7,867                 8.2791%           8.2732%
Claims (1)                        8.4431%       8.4116%            995              1,689                 1.0632%           1.7762%
-----------------------------------------------------------------------------------------------------------------------------------
                 Totals           8.4024%       8.3957%         93,585             95,090               100.0000%         100.0000%
-----------------------------------------------------------------------------------------------------------------------------------

LOAN TYPE:
Consolidation                     8.6743%       8.6754%          5,540              5,579                 5.9198%           5.8671%
Subsidized Stafford               8.1585%       8.1460%         64,027             65,112                68.4159%          68.4741%
Unsub Stafford                    8.2002%       8.2027%         12,564             12,754                13.4252%          13.4126%
SLS                               9.0058%       9.0059%          5,339              5,462                 5.7050%           5.7440%
PLS                               9.0079%       9.0079%          6,115              6,183                 6.5342%           6.5023%

-----------------------------------------------------------------------------------------------------------------------------------
                 Totals           8.4024%       8.3957%         93,585             95,090               100.0000%         100.0000%
-----------------------------------------------------------------------------------------------------------------------------------

SCHOOL TYPE:
2-year                            8.3334%       8.3258%          6,450              6,560                 6.8921%           6.8987%
4-year                            8.2913%       8.2826%         69,886             70,982                74.6765%          74.6472%
Consolidation                     8.6743%       8.6754%          5,540              5,579                 5.9198%           5.8671%
Graduate                          8.2784%       8.2690%          1,303              1,326                 1.3923%           1.3945%
Proprietary/Vocational            8.4121%       8.4092%          9,185              9,397                 9.8146%           9.8822%
Not Identified                    8.3388%       8.3358%          1,221              1,246                 1.3047%           1.3103%

-----------------------------------------------------------------------------------------------------------------------------------
                 Totals           8.4024%       8.3957%         93,585             95,090               100.0000%         100.0000%
-----------------------------------------------------------------------------------------------------------------------------------


                               ------------------------------------------------------------
                                               Principal Amount                  %
-------------------------------------------------------------------------------------------
                                        10/31/97         9/30/97        10/31/97    9/30/97
-------------------------------------------------------------------------------------------
STATUS:
In School                            10,466,120.59   10,266,376.46       2.9926%    2.8772%
Grace                                 4,474,731.69    4,665,850.40       1.2795%    1.3076%
Repayment
   Current                          214,011,902.02  220,811,756.14      61.1923%   61.8835%
   31-60 Days                        16,275,997.21   15,832,662.41       4.6538%    4.4372%
   61-90 Days                         7,960,765.37    9,001,488.15       2.2762%    2.5227%
   91-120 Days                        6,165,344.01    6,737,750.21       1.7629%    1.8883%
   > 120 Days                         7,593,875.95    5,926,955.23       2.1713%    1.6611%
                     ----------------------------------------------------------------------
   Total Repayment                  255,497,238.90  264,100,896.95      73.0542%   74.0155%

Deferment                            45,862,539.00   43,940,623.03      13.1135%   12.3146%
Forbearance                          33,435,783.86   33,844,433.05       9.5603%    9.4851%
Claims (1)                            3,489,354.34    5,790,284.81       0.9977%    1.6228%
-------------------------------------------------------------------------------------------
                 Totals             349,736,414.04  356,818,179.89     100.0000%  100.0000%
-------------------------------------------------------------------------------------------

LOAN TYPE:
Consolidation                        94,440,266.59   95,400,119.52      27.0033%   26.7363%
Subsidized Stafford                 172,550,572.42  176,816,638.23      49.3373%   49.5537%
Unsub Stafford                       41,672,821.49   42,554,650.80      11.9155%   11.9261%
SLS                                  19,205,459.12   19,742,841.84       5.4914%    5.5330%
PLS                                  21,867,294.42   22,303,929.50       6.2525%    6.2508%

-------------------------------------------------------------------------------------------
                 Totals             349,736,414.04  356,818,179.89     100.0000%  100.0000%
-------------------------------------------------------------------------------------------

SCHOOL TYPE:
2-year                               15,757,277.15   16,153,752.99       4.5055%    4.5272%
4-year                              213,845,511.10  218,781,352.91      61.1448%   61.3145%
Consolidation                        94,440,266.59   95,400,119.52      27.0033%   26.7363%
Graduate                              6,114,042.19    6,273,275.90       1.7482%    1.7581%
Proprietary/Vocational               15,968,662.63   16,507,235.53       4.5659%    4.6262%
Not Identified                        3,610,654.38    3,702,443.04       1.0324%    1.0376%

-------------------------------------------------------------------------------------------
                 Totals             349,736,414.04  356,818,179.89     100.0000%  100.0000%
-------------------------------------------------------------------------------------------
                     (1) Claims Information

------------------------------------------------------------------------------------------------------------------------------------
Claim Status         10/31/97                     WAC           # of Loans           % of Loans Principal Amount      % of Principal
------------------------------------------------------------------------------------------------------------------------------------
Claims Pending (2)                              8.4431%            995                  1.0632%   3,489,354.34              0.9977%
Aged Claims Rejected (3)                        0.0000%              0                  0.0000%           0.09              0.0000%
------------------------------------------------------------------------------------------------------------------------------------
                             Totals             8.4431%            995                  1.0632%   3,489,354.43              0.9977%
------------------------------------------------------------------------------------------------------------------------------------

(2)  Claims filed and unpaid; includes claims rejected aged less than 6 months.
(3)  Claims rejected (subject to cure) aged 6 months or more;  also includes claims deemed incurable pending repurchase.

-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
V.        Interest Calculation

      A   Borrower Interest Accrued During Collection Period                               2,226,723.64
      B   Interest Subsidy Payments Accrued During Collection Period                        $295,271.60
      C   SAP Payments Accrued During Collection Period                                      $32,555.62
      D   Monthly Rebate Fees Accrued During Collection Period                              ($77,266.70)
      E   Investment Earnings                                                               $145,187.06
                                                                                     ------------------
      F   Net Expected Interest Collections                                               $2,622,471.22


      G   Student Loan Rate
          I   Days in Collection Period   10/1/97-10/31/97                                           31
          ii  Net Expected Interest Collections                                           $2,622,471.22
          iii Servicing Fee                                                                 $375,263.09
          iv  Administration Fee                                                             $12,008.42
          v   Total Pool Balance at Beginning of the Collection Period                   360,252,569.42
          vi  Student Loan Rate                                                                 7.20527%
                                          Interest Dist.
                                          --------------
                                          Factor (per $1,000)  Accrual Period ***
                                          -------------------  ------------------
      H   Class A-1 LIBOR Based Interest Rate                                                   5.74625%
      I   Class A-1 Rate                      3.547739484      10/27/97 - 11/24/97              5.74625%
      J   Class A-2 LIBOR Based Interest Rate                                                   5.80625%
      K   Class A-2 Rate                      4.677256921      10/27/97 - 11/24/97              5.80625%
      L   Certificate LIBOR Based Interest Rate                                                 6.10625%
      M   Certificate Rate                    4.918923713      10/27/97 - 11/24/97              6.10625%


----------------------------------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------------------------------------------------
VI.       Inputs From Previous Servicing Reports                    10/27/97


      A   Total Student Loan Pool Outstanding
          I   Current Principal Balance                                356,818,179.89
          ii  Interest to be Capitalized                                 3,434,389.53
                                                                 --------------------
          iii Total Student Loan Pool Outstanding                      360,252,569.42

      B   Total Note and Certificate Factor                                 0.8626163

      C   Total Note and Certificate Balance                         $ 369,575,009.20



          --------------------------------------------------------------------------------------------------------------
      D   Balance                      10/27/97                     Class A-1          Class A-2       Certificates
          --------------------------------------------------------------------------------------------------------------
          I   Current Factor--10/27/97                                   0.7664286079      1.0000000000     1.0000000000
          ii  Principal Shortfall                                                0.00              0.00             0.00
          iii Expected Balance                                         193,140,009.20    161,439,000.00    14,996,000.00
                                                               ---------------------------------------------------------
          iv  Balance                                                  193,140,009.20    161,439,000.00    14,996,000.00
      E   Interest Shortfall                                                     0.00              0.00             0.00
      F   Interest Carryover                                                     0.00              0.00             0.00
          --------------------------------------------------------------------------------------------------------------


      G   Reserve Account Balance                                      $ 5,512,570.86
      H   Pre-Funding Account Balance                                  $ 6,780,791.61
      I   Unpaid Servicing Fees from Prior Month(s)                              0.00
      J   Unpaid Administration fees from Prior Month(s)                         0.00


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
VII.  Waterfall for Distributions
                                                                                                             Remaining
                                                                                                           Funds Balance
                                                                                                           -------------
      A   Monthly Available Funds remaining from Prior Monthly Collection Periods                 $0.00            $0.00

      B   Monthly Available Funds for Current Monthly Period                              $9,765,911.55    $9,765,911.55

      C   Draws from Reserve Fund                                                                 $0.00    $9,765,911.55

      D   Servicing Fees due for Current Monthly Period and unpaid from Prior Months        $375,263.09    $9,390,648.46

      E   Administration Fees due for Current Monthly Period and unpaid from
          Prior Months                                                                       $12,008.42    $9,378,640.04

      F   Noteholders' Interest Distribution Amount
          I                  Class A-1                                                      $894,030.35    $8,484,609.69
          ii                 Class A-2                                                      $755,091.68    $7,729,518.01
                                                                                     ------------------
          iii                Total Noteholders' Interest Distribution                     $1,649,122.03

      G   Certificateholders' Interest Distribution Amount                                   $73,764.18    $7,655,753.83

      H   Monthly Available Funds Remaining                                               $7,655,753.83


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
VIII. Distributions

      ------------------------------------------------------------------------------------------------------------------
  A   Distribution Amounts                                                 Class A-1         Class A-2       Certificates
  -   --------------------                                                 ---------         ---------       ------------
      I       Monthly Interest Due                                        $894,030.35       $755,091.68       $73,764.18
      ii      Monthly Interest Paid                                       $894,030.35       $755,091.68       $73,764.18
                                                                 -------------------------------------------------------
              Interest Shortfall                                                $0.00             $0.00            $0.00

      iii     Interest LIBOR Carryover Due                                      $0.00             $0.00            $0.00
      iv      Interest LIBOR Carryover Paid                                     $0.00             $0.00            $0.00
                                                                 -------------------------------------------------------
              Interest LIBOR Carryover                                          $0.00             $0.00            $0.00

      v       Interest Carryover Shortfall Due                                  $0.00             $0.00            $0.00
      vi      Interest Carryover Shortfall Paid                                 $0.00             $0.00            $0.00
                                                                 -------------------------------------------------------
              Carryover Shortfall                                               $0.00             $0.00            $0.00
      ------------------------------------------------------------------------------------------------------------------
      vii     Total Distribution Amount                                   $894,030.35       $755,091.68       $73,764.18
      ------------------------------------------------------------------------------------------------------------------

  B   Total Interest Distribution                                       $1,722,886.21
                                                                 --------------------
  C   Total Cash Distributions-Notes and Certificates                   $1,722,886.21

      -----------------------------------------------------------------------------
  D   Note & Certificate Balances                     11/25/97            10/27/97
      I       A-1 Note Balance                   $ 193,140,009.20    $ 193,140,009.20
              A-1 Note Pool Factor                   0.7664286079        0.7664286079

      ii      A-2 Note Balance                     161,439,000.00      161,439,000.00
              A-2 Note Pool Factor                   1.0000000000        1.0000000000

      iii     Certificate Balance                   14,996,000.00       14,996,000.00
              Certificate Pool Factor                1.0000000000        1.0000000000

      -------------------------------------------------------------------------------

  G   Reserve Account Reconciliation
      I       Beginning of Period Balance                                                 $5,512,570.86
      ii      Draws for payment of:
                 Servicing Fees                                                                   $0.00
                 Administration Fees                                                              $0.00
                 Noteholders' Interest Distribution Amount                                        $0.00
                 Certificateholders' Interest Distribution Amount                                 $0.00
                 Noteholders' Principal Distribution Amount                                       $0.00
                 Certificateholders' Principal Distribution Amount                                $0.00
                                                                                     ------------------
      iii     Total Reserve Account Balance Available                                     $5,512,570.86
      iv      Specified Reserve Account Balance                                           $5,402,309.26
      v       Ending Reserve Account Balance                                              $5,512,570.86

  H   Pre-Funding Account Reconciliation
      I       Balance as of prior Payment Date                                           $ 6,780,791.61
      ii      Draw for Accrued Interest                                                     $369,753.60
      iii     Draw for Serial Loan Purchases prior to previous Payment Date                       $0.00
      iv      Draw for Serial Loan Purchases after previous Payment Date                          $0.00
                                                                                     ------------------
      v       Current Pre-Funding Account Balance                                        $ 6,411,038.01

------------------------------------------------------------------------------------------------------------------------------------